UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 20, 2005

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

              000-18122                            87-0454148
              ---------                            ----------
      (Commission File Number)         (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
                           ---------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2005, the Company appointed Robert E. Wade to the Board of Directors. Mr. Wade qualifies as an "independent director" of the Company and will serve on the Company's Compensation and Audit Committees. Mr. Wade currently serves as a member of the boards of directors of mutual funds:
Franklin Mutual Series Fund Inc. since 1996, Franklin Managed Trust and Franklin Value Investors Trust since 2004. In March of 2005, Mr. Wade was named Chairman of the Board of Franklin Mutual Series Fund Inc., having previously served as Chairman of its Audit Committee. He has also been a director of El Oro and Exploration Co. plc. since 2003. Mr. Wade is a practicing attorney in New Jersey and is a trustee of the Newark Museum, Newark, NJ.

Item 7.01. Regulation FD Disclosure.

 On December 20, 2005, the Company issued a press release announcing the appointment of Robert E. Wade to the Company's Board of Directors. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item
7.01 of this report shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The disclosure in Item 7.01 of this report does not constitute a determination of whether any information included in this Item is material.

ITEM 9.01. Financial Statements and Exhibits
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Exhibit Number    Exhibit Title
--------------    -------------

99.1              Press release dated December 20, 2005 announcing Robert E.
                  Wade to the Board of Directors of the Company.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARC WIRELESS SOLUTIONS, INC.


Date: December 20, 2005                     By: /s/ Monty R. Lamirato
                                            -------------------------
                                            Monty R. Lamirato
                                            Chief Financial Officer